Exhibit 99.01

GENSPERA ANNOUNCES MELANIE THOMAS, MD, MS, WILL SERVE COMPANY AS MEDICAL ADVISOR

SAN ANTONIO, Texas, October 16, 2014 – GenSpera, Inc. (OTCQB: GNSZ), a leader in developing prodrug therapeutics for the treatment of cancer, today announced that Melanie Thomas, MD, MS, a recognized worldwide leader in the field of liver cancer, will join the company as Medical Advisor.

Dr. Thomas most recently held the Grace E. DeWolff Chair in Gastrointestinal Oncology at the Medical University of South Carolina and served as Associate Director of Clinical Investigations. As Associate Director, Dr. Thomas had primary responsibility to oversee all clinical research infrastructure at Hollings Cancer Center. Dr. Thomas has served as Principal Investigator on twenty-nine separate clinical trials, primarily in gastrointestinal cancers as well as held previous appointments at MD Anderson Cancer Center.

“Primary liver cancer (hepatocellular carcinoma) is a very challenging disease in which to develop new, novel therapeutic agents that are both effective and safe for patients,” said Dr. Thomas. “Hepatocellular carcinoma is a highly chemotherapy-resistant tumor, and most patients have underlying liver damage that limits their eligibility for clinical trials. As the third most common cancer worldwide, hepatocellular carcinoma remains a significant unmet medical need. The early data for mipsagargin safety and efficacy in liver cancer are impressive, and I am excited to be part of the team that is developing this novel agent for liver cancer patients.”

“We have always actively sought the best medical and scientific counsel in our ongoing mission to deliver innovative therapies to cancer patients,” said Craig Dionne, PhD, GenSpera’s CEO. “Dr. Thomas is a highly respected physician who brings a wealth of clinical experience to our team. We are delighted and honored that she has chosen to focus her efforts on the clinical development of mipsagargin.”

About GenSpera

GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a prodrug delivery system that provides for the targeted release of drug candidates within a tumor. Unlike typical chemotherapeutic agents, thapsigargin results in cell death irrespective of the rate of cell division, which may provide an effective approach to kill both fast- and slow-growing cancers. GenSpera’s lead drug candidate, mipsagargin, is activated by the enzyme PSMA, which is found at high levels in the vasculature of liver and glioblastoma cancers and in the vasculature of almost all other solid tumors. Mipsagargin is expected to have potential efficacy in a wide variety of tumor types.

The US Food and Drug Administration (FDA) granted Orphan Drug designation in 2013 for the evaluation of mipsagargin in patients with hepatocellular carcinoma. Mipsagargin Phase II clinical trials are underway in both hepatocellular carcinoma (liver cancer) and glioblastoma patients (brain cancer)

For more information, please visit the company’s website: www.genspera.com or follow us on Twitter @GenSperaNews.

Company presentations are available at: http://www.genspera.com/

Watch the Corporate Video:

http://youtu.be/jULjEul-mBk

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements. Investors are cautioned that statements in this press release regarding potential applications of GenSpera’s technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera’s periodic reports filed with the Securities and Exchange Commission.

CONTACT:

Company:

Craig Dionne, PhD, CEO

GenSpera, Inc. (210) 479-8112

Investor Relations:

Steve Gersten

Capital Markets Group

Steve@CapMarketsGroup.com

+1-813-926-8920

Media:

Dawn Van Zant

(800) 665 0411